EXHIBIT 10.3

[FORM OF]

Restricted Stock Unit Award

Granted by

METROPOLITAN BANK HOLDING CORP.

under the

METROPOLITAN BANK HOLDING CORP.
2019 EQUITY INCENTIVE PLAN

This restricted stock unit agreement (“Award Agreement”) is and shall be subject in every respect to the provisions of the 2019 Equity Incentive Plan (the “Plan”) of Metropolitan Bank Holding Corp. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Award Agreement.  A copy of the Plan has been provided to each Participant granted a restricted stock unit award (“Restricted Stock Unit” or “Restricted Stock Unit Award”) pursuant to the Plan.  The holder of this Restricted Stock Unit Award (the “Participant”) hereby accepts this Restricted Stock Unit Award, subject to all the terms and provisions of the Plan and this Award Agreement, and agrees that all decisions under and interpretations of the Plan and this Award Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board shall be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined shall have the same meaning as in the Plan.
1.   Name of Participant: ________________________________________________________________
2.   Date of Grant:  ______________________________________________________________________
3.   Total number of Restricted Stock Units covered by the Award:______________________________
4.   Vesting Schedule; Issuance of Stock.  Except as otherwise provided in this Award Agreement, this Restricted Stock Unit Award first becomes earned in accordance with the following vesting schedule:
Date	Vested Portion of Award	Number of Shares Vesting

Vesting will automatically accelerate pursuant to Sections 2.9 and 4.1 of the Plan (in the event of death, Disability or Involuntary Termination at or following a Change in Control).

5.   Restricted Stock Units.

A Restricted Stock Unit is an Award denominated in shares of Stock, except that no shares of Stock are actually awarded to the recipient on the date of grant.  The Restricted Stock Units will be credited to the Participant’s account, subject to the terms of the Plan and this Award Agreement.  A Restricted Stock Unit will be settled as and when the Restricted Stock Unit vests.
6.   Dividend Equivalent Rights and Voting Rights.
6.1
Dividend Equivalent Rights.  Subject to the restrictions, limitations and conditions described in the Plan and/or this Award Agreement, Restricted Stock Units will earn dividend equivalent rights during the vesting period at the rate of dividends per share paid by the Company on its outstanding shares of common stock.  Dividend equivalent rights will be accrued but not paid until the Restricted Stock Units are earned, vested and issued.  Dividend equivalent rights will be forfeited if the Restricted Stock Units are forfeited.

6.2	No Voting Rights. The Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
7.   Change in Control.
7.1	In the event of the Participant’s Involuntary Termination following a Change in Control, all Restricted Stock Unit Awards held by the Participant will become fully vested.

7.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

8.   Adjustment Provisions.
This Restricted Stock Unit Award, including the number of shares subject to the Restricted Stock Unit Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.
9.   Effect of Termination of Service on Restricted Stock Unit Award.
9.1
Death.  The Restricted Stock Unit Awards will become fully vested as to all shares subject to an outstanding Award, whether or not then vested, as of the date of the Participant’s Termination of Service by reason of the Participant’s death.

9.2
Disability.  The Restricted Stock Unit Awards will become fully vested as to all shares subject to an outstanding Award, whether or not then vested, as of the date of the Participant’s Termination of Service by reason of the Participant’s Disability.

9.3	Retirement. [TBD].
9.4	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Restricted Stock Unit Awards that have not vested will expire and be forfeited.
9.5
Other Termination.  If the Participant’s Service terminates for any reason other than due to death, Disability, Retirement, Involuntary Termination following a Change in Control or for Cause, all shares of  Restricted Stock Units awarded to the Participant which have not vested as of the date of Termination of Service will expire and be forfeited.

10.   Miscellaneous.
10.1
No Restricted Stock Unit Award shall confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and the Stock is issued to the Participant.

10.2	This Award Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
10.3	Restricted Stock Awards are not transferable prior to the time such Awards vest in the Participant.
10.4
This Restricted Stock Unit Award shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws, except as superseded by federal law.

10.5
This Restricted Stock Unit Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of Stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

10.6	The granting of this Restricted Stock Unit Award does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.
 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Unit Award set forth above.
METROPOLITAN BANK HOLDING CORP.

By:____________________________________
Title:___________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Unit Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2019 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2019 Equity Incentive Plan and related Prospectus.
PARTICIPANT

___________________________________________

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